Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tradeweb Markets Inc. of our report dated December 17, 2018, except for the impact of the amendment to the LLC agreement discussed in Note 1 to the consolidated financial statements, as to which the date is May 20, 2019, relating to the financial statements, which appears in Tradeweb Markets Inc’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 20, 2021

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